Exhibit 99.2

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbols: VGZ & ANV

Toronto and American Stock Exchanges

NEWS

Vista Gold and Allied Nevada Announce Listing of New Shares

Denver, Colorado May 10, 2007 — Vista Gold Corp. (TSX & AMEX: VGZ) (“Vista”) and Allied Nevada Gold Corp. (TSX & AMEX: ANV) (“Allied Nevada”) announce that the new common shares of Vista and the shares of common stock of Allied Nevada (“Allied Nevada Shares”) began trading today on the Toronto Stock Exchange (the “TSX”) and the American Stock Exchange (the “AMEX”).  The listings on the TSX and the AMEX result from the completion of the previously announced plan of arrangement involving Vista, Allied Nevada and Carl and Janet Pescio that closed earlier today.  The completion of the transaction resulted in, among other things, the transfer of Vista’s Nevada properties to Allied Nevada.  Accordingly, shareholders should be aware that Vista no longer holds any interest in these Nevada properties and trading in the Vista shares on both exchanges is ex-distribution of the Allied Nevada Shares distributed pursuant to the arrangement.

As previously announced, for each share of Vista that a shareholder owned immediately prior to the effective time of the arrangement, they will receive, subject to applicable withholding taxes (a) one new share of Vista, (b) 0.794 of an Allied Nevada Share, and (c) any payment they are entitled to receive in lieu of a fractional share of Allied Nevada.  The amount of any cash payment in lieu of a fractional share is equal to the product of: (i) the fractional interest; multiplied by (ii) US$5.00.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of discovered gold projects with the expectation that higher gold prices would significantly increase their value. As gold prices have risen, Vista has completed various preliminary evaluations that have confirmed that some of the projects would be potentially viable operations at today’s gold prices.  Currently, Vista is undertaking technical programs to bring the most advanced projects to the point where decisions can be made to put these projects into production, either by Vista, or through sale or joint venture to other mining companies.  The Company’s holdings include the Paredones Amarillos and Guadalupe de los Reyes Projects in Mexico, Mt Todd Project in Australia, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and the Amayapampa Project in Bolivia.

About Allied Nevada Gold Corp.

Allied Nevada has a large land position in Nevada, providing a strong platform from which to aggressively pursue growth opportunities.  Allied Nevada has more than 250 square miles of exploration and development properties, located in some of the most prolific gold mining trends in the State of Nevada.  Allied Nevada’s seasoned executive team is committed to the goal of maximizing the value of the company and rewarding shareholders for their confidence in the Allied Nevada business model.  Allied Nevada’s board of directors is chaired by Robert Buchan and includes executives with experience in legal, accounting, investment banking, exploration and operations.

For additional information on Allied Nevada, please refer to the company’s public filings available at  www.sec.gov/edgar.html and www.sedar.com.  Allied Nevada is currently developing a website, which it expects to launch shortly.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista or Allied Nevada expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Allied Nevada’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s or Allied Nevada’s operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, on Allied Nevada’s Annual Report on Form 10-K, and other documents filed with the U.S. Securities and Exchange Commission. Although Vista and Allied Nevada each has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista and Allied Nevada assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information on Vista, please contact Gregory G. Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.  For further information on Allied Nevada, please contact Hal Kirby or Scott Caldwell at (775) 358-4455.